UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2008

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01	Regulation FD Disclosure

On November 4, 2008, OMNI Energy Services Corp. (the “Company”) announced that it will be making a presentation to the investment community at the Rodman & Renshaw Global Investment Conference in New York City, on November 11, 2008 at 10:20 a.m. Eastern Standard Time. The presentation will be broadcast live from http://www.wsw.com/webcast/rrshq14/omni. In addition, the presentation will be made to various investor groups in New York beginning on Tuesday, November 11, 2008.

Attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein are the press release and the slides for the presentation issued by the Company. The presentation materials will also be posted in the Investor Relations section of the Company’s website at http://www.omnienergy.com/rr.pdf beginning on November 11, 2008.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.”

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits.

99.1	Press release dated November 4, 2008 issued by OMNI Energy Services Corp.

99.2	Investor Presentation materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: November 12, 2008	By:	/s/ Ronald D. Mogel
Ronald D. Mogel Senior Vice President and Chief Financial Officer